EXHIBIT 5.1

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

(727) 471-0444 Telephone

(727) 471-0447 Facsimile

www.huntlawgrp.com

April 22, 2022

I. Andrew Weeraratne, CEO

Novusterra, Inc.

7135 Collins Ave., No. 624

Miami Beach, FL 33760

Re:	Registration Statement on Form S-1 for Novusterra, Inc.
(Registration No. 333-259924)

Dear Mr. Weeraratne:

We have acted as counsel to Novusterra, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, File No. 333-259924 (as amended, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale of (i) up to 4,312,500 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one share of common stock of the Company, no par value per share (the “Common Stock”); and two accompanying, redeemable warrants of the Company, with each whole warrant entitling the holder thereof to purchase one share of Common Stock (the “Unit Warrants”), (ii) 187,500 warrants entitling the holder thereof to purchase one share of Common Stock (the “Representative Warrants” and, together with the Unit Warrants, the “Warrants”) to be issued to the Representative pursuant to the Underwriting Agreement (defined below), (iii) 187,500 shares of Common Stock underlying the Representative Warrants (the “Representative Shares”) and (iv) 8,625,000 shares of Common Stock underlying the Unit Warrants (“Warrant Shares”). Such Common Stock, Warrants, Representative Shares, Units and Warrant Shares are referred to collectively in this opinion as “Securities.”

We are acting as counsel for the Company in connection with the sale by the Company of the Securities. We have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

1.	The Registration Statement, including the exhibits thereto;
2.	The form of Underwriting Agreement (the “Underwriting Agreement”), included as Exhibit 1.1 to the Registration Statement;
3.	Articles of Incorporation of the Company and amendments thereto, included as Exhibit 3.1 and 3.2 to the Registration Statement;
4.	Bylaws of the Company, included as Exhibit 3.3 to the Registration Statement;
5.	Resolutions of the Board of Directors authorizing the issuance of the Common Stock and Warrants; and
6.	Such other documents and records as we have deemed relevant in connection with this opinion.

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In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photostatic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We also have relied upon, with the consent of the Company and its Board of Directors: (i) the representations of the Company, its officers and directors as set forth in the aforementioned documents as to factual matters; and (ii) assurances from the officers and directors of the Company regarding factual representations as we have deemed necessary for purposes of expressing the opinions set forth herein. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

This opinion is limited in all respects to the Business Corporation Act of the State of Florida (including the applicable provisions of the Florida Constitution and the reported judicial decisions interpreting those laws currently in effect) and, as to the Units, the Common Stock, the Warrants and Warrant Shares constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants underlying the Units, of the Company may cause the number of shares of Common Stock underlying the Units, including the Common Stock issuable upon exercise of the Warrants underlying the Units, to exceed the number that remain authorized but unissued.

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2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the 4,312,500 shares of Common Stock will be validly issued, fully paid and non-assessable and the Representative Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative Warrants, will be validly issued, fully paid and non-assessable.

3. Warrants. When the Registration Statement becomes effective under the Act and when the Warrants are issued, delivered and paid for as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

4. Warrant Shares. The Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Unit Warrants, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely, LAW OFFICE OF CLIFFORD J. HUNT, P.A.

/s/: Clifford J. Hunt, Esquire

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